Exhibit 99.1

Eightco (NASDAQ: ORBS) Invests Additional $40 Million into OpenAI, Bringing Total OpenAI Investment to $90 Million

OpenAI now represents approximately 30% of ORBS’ total treasury position

ORBS is the only company that offers retail investors access to leading private companies including OpenAI and Beast Industries

Tom Lee, Chairman of Bitmine (NYSE: BMNR), joins board of directors to support ORBS’ long-term investment strategy

Brett Winton, Chief Futurist at ARK Invest, joins as an advisor to ORBS’ Board

The Company is supported by a group of strategic and institutional investors including: Bitmine Immersion Technologies (BMNR), MOZAYYX, ARK Invest, Payward, World Foundation, Coinfund, Discovery Capital Management, FalconX, Pantera, GSR, and more

EASTON, PA – March 20, 2026, PRNewswire - Eightco Holdings Inc. (NASDAQ: ORBS) (“ORBS” or the “Company”) today announced an additional $40 million investment in OpenAI. This follows the Company’s prior $50 million investment, bringing its total commitment to $90 million in one of the world’s leading artificial intelligence companies. With this latest investment, OpenAI now represents approximately 30% of ORBS’ total treasury position. In addition to the company’s stake in OpenAI, ORBS’ total holdings include 277,222,975 WLD, 11,068 ETH, and total cash and stablecoins of $76 million. ORBS holds nearly 10% of the current WLD supply in circulation, positioning the company as the largest public market participant in the Worldcoin ecosystem.

“We believe our investment in OpenAI represents a transformative opportunity not only for ORBS, but for our shareholders,” said Kevin O’Donnell, CEO of Eightco ($ORBS). “Access to high-growth private companies has historically been limited to institutional investors, and we’re proud to offer retail investors meaningful exposure to one of the most important AI companies in the world. This investment highlights our continued belief in the long-term impact of artificial intelligence and positions ORBS at the forefront of innovation as this technology reshapes industries globally.”

The company recently announced $125 million in new funding commitments led by $75 million from Bitmine (NYSE: BMNR) with a commitment of at least $25 million from ARK Invest. Payward, the parent company of global crypto platform Kraken, also committed $25 million to ORBS. The capital will support ORBS’ expansion into investing in technology shaping the next generation of artificial intelligence, blockchain infrastructure, and global digital consumer platforms. In addition to OpenAI, ORBS also announced closing an initial strategic investment of $25 million in MrBeast and Beast Industries.

The company has appointed Tom Lee, Chairman of Bitmine, to join ORBS’ Board of Directors. Brett Winton, Chief Futurist at ARK Invest, will serve as an advisor to the Board of ORBS.

“OpenAI is one of the most consequential bets you can make in markets today,” said Brett Winton, Chief Futurist at ARK Invest. “We’re pleased to support ORBS in building a public market on-ramp to the companies shaping the AI era.”

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is expanding its mission to own stakes in leading AI model, OpenAI and leading content creator, MrBeast and Beast Industries. Through strategic investments and partnerships, ORBS sits at the intersection of blockchain infrastructure, artificial intelligence, and next-generation consumer platforms. The Company is focused on building long-term shareholder value by aligning capital with the transformative technologies shaping the future of humanity.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s inability to direct the management or operations of private businesses where the Company is not a controlling stockholder; risk of loss or markdown on the Company’s strategic investments; the Company’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce the Company’s capital resources or otherwise delay capital deployment; inability to raise adequate capital to fund or scale its business operations or strategic investments; regulatory changes, future legislation and rulemaking negatively impacting digital assets or artificial intelligence adoption; and shifting public and governmental positions on digital assets or artificial intelligence-related industries. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in the forward-looking statements herein, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors and other disclosures in its Annual Report on Form 10-K filed with the SEC on April 15, 2025 and subsequent publicly available SEC filings. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

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